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                                                                    EXHIBIT 23.1




                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


         As independent public accountants, we hereby consent to the incorporation of our report dated February 26, 1999, included in the Company's 1998 Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 333-05617, 333-00403 and 333-00349, and the company's previously filed Registration Statements on Form S-3 File Nos. 333-05619 and 333-01371.


                                           /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
     March 31, 1999